EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-76204 of PepsiCo, Inc. on Form S-8 of our report dated May 26, 2005, on our audit of the financial statements of The PepsiCo 401(k) Plan for Hourly Employees as of December 31, 2004 and 2003, and for the year ended December 31, 2004 and related supplemental schedule, which report is incorporated by reference in this Annual Report on Form 11-K.

/s/    KPMG LLP

New York, New York

May 26, 2005